Exhibit 10.2

The Brink’s Company
Richmond, Virginia

Brink’s Incentive Plan (BIP)

1

1.
PURPOSE.  The Amended and Restated Brink’s Incentive Plan (the “Plan”) of The Brink’s Company (the “Company”) is intended to provide annual incentive compensation to certain employees, including certain officers, whose performance in fulfilling the responsibilities of their positions can significantly affect the profitable growth of the Company. The Plan provides an opportunity to earn additional compensation in the form of cash incentive payments based on the employee’s individual performance and/or, results achieved by the Company, a business unit and/or operating company.

2.
ADMINISTRATION.  The Plan shall be administered by the Chief Executive Officer of the Company, provided, however, that the Compensation and Benefits Committee shall administer the Plan with respect to the Company’s Senior Executives.

3.
ELIGIBILITY FOR PARTICIPATION.  As of March 1st (or such later date as the Chair of the Committee shall approve) of each year, employees eligible to participate in the Plan shall be those employees included under a list of eligible classes or categories of employees of the Company and its affiliates, as approved by the Committee from time to time based on a submission from the Chief Executive Officer prepared with advice from appropriate levels of management. The Chief Executive Officer may, during such year, add additional employees for participation in the Plan for such year from the same or similar classes or categories of employees approved by the Committee.

The selection of an employee for participation in any year shall not constitute entitlement either to an incentive payment under the Plan for that year nor to selection for participation in any subsequent calendar year. Unless otherwise determined by the CEO in its sole discretion, an employee shall not be eligible for any incentive payment with respect to a particular year if he or she ceases to be an employee prior to the end of such year (such determinations shall be made by the Committee, in its sole discretion, with respect to any Senior Executives who ceases to be an employee prior to the end of such year). Directors of the Company who are not officers of the Company or any of its subsidiaries shall not be eligible for participation in the Plan.

4.
DETERMINATION OF TARGET INCENTIVES.  At the time of the initial selection of an employee for participation in the Plan for a particular year, the Chief Executive Officer shall determine a target incentive or a target incentive range for that employee (other than the Chief Executive Officer) with respect to that year; provided that for Senior Executives (as defined by the Board of Directors or the Compensation and Benefits Committee) the Chief Executive Officer shall submit a recommended target incentive or target incentive range to the Committee for review and approval. Each incentive or range (which shall give effect to limitations prescribed pursuant to the last paragraph of Section 5 below) shall be indicative of the incentive payment which the employee might expect to receive on the basis of strong performance by such employee, by the Company, business unit and/or operating unit. As promptly as practicable thereafter, the Chief Executive Officer shall submit to the Committee for its review and approval (i) a general description of one or more performance metrics

1

and targets and the weighting of those performance metrics in relation to each other and to a participant’s individual performance, as applicable, and (ii) an estimate of the aggregate amount that might be payable for that year under the Plan. The Committee shall determine a target incentive or a target incentive range, if any, as well as the performance metrics, targets and weightings, for the Chief Executive Officer and Senior Executives. The Chief Executive Officer shall keep the Committee advised with respect to any material changes, upward or downward, in the estimate of the aggregate amount payable to Senior Executives during the performance year.

In the event a participant is promoted resulting in a higher salary and/or target bonus percentage, the award may be prorated such that the corresponding salary and target bonus for each portion of the year shall be applied.

5.
CASH INCENTIVE PAYMENTS; LIMITATIONS.  Promptly after the end of each year, the Committee shall evaluate the performance of the Company against the target(s) approved by the Committee for the performance year (with such adjustments as are approved by the Committee when it approves the performance target(s) for the year). The Chief Executive Officer shall (based upon advice from appropriate levels of management) evaluate the performance of each employee selected for participation in the Plan for that year, as well as the performance of the Company (or appropriate business or operating unit). The Chief Executive Officer shall, on the basis of such evaluation, determine whether a cash incentive payment shall be made to such employee (other than the Chief Executive Officer) for that year, and, if so, the amount of such payment, subject to review and consultation with the Committee. The Committee shall review and approve (which approval may in the Committee’s sole discretion be made subject to the further approval of the Board of Directors) the Chief Executive Officer’s determinations with respect to incentive payments for Senior Executives (other than the Chief Executive Officer). The Committee shall also be responsible for recommending to the Board of Directors any incentive payment with respect to the Chief Executive Officer and any other officers who are also directors of the Company. The Chief Executive Officer shall, if necessary, adjust the amount of individual payments in conformity with the actions taken by the Board of Directors. Each payment made under the Plan for a particular year shall be made in cash as soon as practicable after such Board approval and, for Plan participants who are U.S. taxpayers, no later than March 15th immediately following the end of the first calendar year in which such award was earned and vested.

The Committee may from time to time establish for any year criteria (whether based on pre-tax income, return on investment or a percentage of salary or on other factors) by which the aggregate amount of all incentive awards or the amount of individual awards for such year shall be limited and in no event shall any award for any year to any participant in the Plan exceed an amount equal to 200% of such participant’s target incentive for such year unless in the discretion of the Chief Executive Officer (or the Committee for Senior Executives) it is determined that an amount in excess of such limits is warranted to recognize extraordinary contributions related to strategic initiatives or transactions.

2

Notwithstanding any provision of the Plan to the contrary, actual awards under the Plan to any “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, as amended, shall be subject to the applicable limits specified in The Brink’s Company Executive Incentive Plan (“EIP”), as approved by the Company’s shareholders, unless otherwise specifically provided by the EIP Committee within the first 90 days of the Plan year.

6.
NON-ASSIGNABILITY, ETC.  No employee, no person claiming through such employee, nor any other person shall have any right or interest under the Plan, or in its continuance, or in the payment of any amount under the Plan, unless or until all the provisions of the Plan, the rules adopted thereunder, and any restrictions and limitations on the payment itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature, nor shall the Company or any of its subsidiaries be obligated, except as otherwise required by law, to recognize or give effect to any such transfer, assignment, pledge or encumbrance.

7.
GENERAL PROVISIONS.  The benefits provided for employees under the Plan shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such employees. However, the selection of an employee for participation in the Plan shall not give such employee any right to be retained in the employ of the Company or any of its subsidiaries, either for any part of the year for which he or she may have been selected to participate in the Plan or for any subsequent period.

Management may recommend to the CEO payment of an award to an employee (other than a Senior Executive) who is involuntarily terminated or retires following the end of a performance year, but prior to the payment date. The CEO may recommend to the Committee payment of an award to a Senior Executive who is involuntarily terminated or retires following the end of a performance year, but prior to the payment date The Company reserves the right to pay or not to pay an award to an employee that is involuntarily terminated or retires following the end of the performance period but prior to the payment date.
The right of the Company and of each such subsidiary to dismiss or discharge any such employee at any time is specifically reserved.
All payments made pursuant to the Plan shall be subject to all applicable governmental laws, rules and regulations and shall be subject to withholding in respect of income and other taxes required by law to be withheld.
The Committee or the Chief Executive Officer may from time to time establish sub-plans under the Plan for purposes of satisfying laws of various jurisdictions in which the Company intends to grant incentives under the Plan. Any sub-plans shall contain such limitations and other terms and conditions as the Committee or the Chief Executive Officer determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Plan participants in the jurisdiction for which the sub-plan was designed.

8.
AMENDMENT OR TERMINATION.  The Compensation Committee of the Board of Directors of the Company may from time to time amend any of the provisions of the Plan, or may at any time terminate the Plan, but no amendment or termination shall serve to cancel any incentive payment for any year which has been approved by the Board. All actions taken in conformity with the Plan shall be final, conclusive and binding on all parties, including employees participating in the Plan.

All actions of the Board of Directors under the Plan shall be taken at a meeting thereof, a quorum being present, by a majority of the directors present who are not officers or employees of the Company or any of its subsidiaries.

9.
COMPENSATION RECOUPMENT POLICY. All payments pursuant to the Plan shall be subject to the terms and conditions of The Brink’s Company Compensation Recoupment Policy, as may be amended from time to time, and any successor policy thereto and the provisions thereof are incorporated in the Plan by reference. Any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

3